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EXHIBIT 10d
AMENDATORY AGREEMENT


This Amendment is entered into this 1st day of March, 1995, between SOUTHERN NATURAL GAS COMPANY ("Company") and ATLANTA GAS LIGHT COMPANY ("Shipper").

W I T N E S S E T H:

WHEREAS, Company and Shipper are parties to a firm transportation agreement dated November 1, 1994, (#904480) for 5,173 Mcf per day ("FT Agreement"), a firm transportation-no notice agreement dated November 1, 1994, (#904481) for 6,764 Mcf per day ("FT-NN Agreement"), and a contract storage service agreement dated November 1, 1994, (#S20140) for 334,997 Mcf ("CSS Agreement"); and

WHEREAS, Shipper has agreed to support the Stipulation and Agreement filed by Company in Docket Nos. RP89-224, et al, on March 15, 1995
("Stipulation"); and

WHEREAS, under the terms of the Stipulation, Shipper has agreed to extend the primary terms of the FT Agreement, the FT-NN Agreement and the CSS Agreement, all as more specifically provided herein;

NOW THEREFORE, in consideration for the premises and the mutual promises and covenants contained herein, the parties agree as follows:

1. Section 4.1 of the FT Agreement, FT-NN Agreement and CSS Agreement, respectively, shall be deleted in their entirety and the following Section
4.1 substituted therefor in each agreement:

4.1 Subject to the provisions hereof, this Agreement shall become effective as of the date first hereinabove written and shall be in full force and effect for a primary term through February 28, 1998, and shall continue and remain in force and effect for successive terms of one year each thereafter if the parties mutually agree in writing to each such yearly extension at least 60 days prior to the end of the primary term or any subsequent yearly extension.

2. This Amendment is conditioned on the Stipulation becoming effective as provided in Article XVIII thereof and the Stipulation not otherwise being terminated pursuant to its terms. If the Stipulation does not become effective, or if it terminates pursuant to the terms of the Stipulation, then either party may give prior written notice to















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Amendatory Agreement


the other party that it wishes to amend Section 4.1 of the FT Agreement, the FT-NN Agreement and the CSS Agreement to provide that the respective primary terms under such agreements shall extend through the later of October 31, 1995, or ninety (90) days after the date that the Stipulation terminates. Within fifteen (15) days after the Stipulation terminates, the parties shall execute any documents necessary to effectuate the foregoing provision. If the Stipulation becomes effective, then within fifteen (15) days after such effective date, the parties shall execute such other amendments to the firm transportation service agreements provided for in paragraph 1(b) of Article XV of the Stipulation.

3. As provided in paragraph 2(a) of Article IV of the Stipulation, this amendment is subject to the provisions of Articles III, paragraph 4 and XII, paragraph 5 of the Stipulation.

4. Except as provided herein, the FT Agreement, the FT-NN Agreement and the CSS Agreement shall remain in full force and effect as written.

5. This Amendment is subject to all applicable, valid laws, orders, rules and regulations of any governmental entity having jurisdiction over the parties or the subject matter hereof.

WHEREFORE, the parties have executed this Amendment through their duly authorized representatives to be effective as of the date first written above.

ATTEST:                               SOUTHERN NATURAL GAS COMPANY



By:    /s/  illegible signature       By:    /s/  Joel Anderson
Title:  Secretary                     Title:  Vice President


ATTEST:                               ATLANTA GAS LIGHT COMPANY



By:    /s/  Melanie M. Platt          By:    /s/  Stephen J. Gunther
Title: Corporate Secretary            Title: Vice President